The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc.  Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof.  Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement.  Such information supersedes the information in all prior collateral term sheets, if any.

Total Outstanding Principal Balance:	29,031,705
Number Of Loans:	647

			Minimum	Maximum
Average Outstanding Principal	$44,871.26		$5,000.00	$200,000.00

Weighted Average Coupon Rate:	10.744%		6.990	13.990%

Arm Characteristics:
Weighted Average Gross Margin:	0.000%		0.000	0.000%
Weighted Average Initial Rate Cap:	0.000%		0.000	0.000%
Weighted Average Semi-Annual Rate	0.000%		0.000	0.000%
Weighted Average Minimum Rate:	0.000%		0.000	0.000%
Weighted Average Maximum Rate:	0.000%		0.000	0.000%
Weighted Average Coupon Rate	0	months	0	0 months

Weighted Average Combined Original	81.42%		24.54	100.00%
Weighted Average Second Mortgage	24.44%		5.26	92.89%

Weighted Average Credit Score:	611		483	761

Weighted Average Original Term:	259	months	60	360 months
Weighted Average Remaining Term:	259	months	59	360 months
Weighted Average Seasoning:	1	months	0	11 months

Top State Concentrations ($):	29.34 % California, 10.05%		Florida, 7.47 % Texas
Maximum Zip Code Concentration	0.69% 12972	(Peru, NY)

First Pay Date:			Mar 18, 2003	Mar 01, 2004
Mature Date:			Dec 02, 2008	Feb 01, 2034
Table
			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Credit Score:	Mortgage Loans	the Cutoff Date	the Cutoff Date
483 - 500	1	48,208.00	0.17
501 - 525	17	864,332.70	2.98
526 - 550	45	2,262,758.06	7.79
551 - 575	68	3,092,356.00	10.65
576 - 600	110	4,933,657.71	16.99
601 - 625	168	7,601,928.43	26.18
626 - 650	110	4,848,552.67	16.70
651 - 675	76	3,214,708.77	11.07
676 - 700	26	1,047,742.83	3.61
701 - 725	14	616,217.42	2.12
726 - 750	8	314,447.06	1.08
751 - 761	4	186,795.58	0.64
Total	647	29,031,705.23	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Combined Original LTV (%):	Mortgage Loans	the Cutoff Date	the Cutoff Date
24.54 - 25.00	1	89,797.17	0.31
35.01 - 40.00	7	306,685.55	1.06
40.01 - 45.00	3	126,974.30	0.44
45.01 - 50.00	7	461,238.86	1.59
50.01 - 55.00	14	688,176.57	2.37
55.01 - 60.00	20	1,110,226.49	3.82
60.01 - 65.00	35	1,723,722.21	5.94
65.01 - 70.00	44	2,165,485.83	7.46
70.01 - 75.00	38	1,842,600.29	6.35
75.01 - 80.00	88	4,367,677.75	15.04
80.01 - 85.00	97	4,636,703.40	15.97
85.01 - 90.00	48	2,449,336.84	8.44
90.01 - 95.00	22	852,304.54	2.94
95.01 - 100.00	223	8,210,775.43	28.28
Total	647	29,031,705.23	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Coupon Rate:	Mortgage Loans	the Cutoff Date	the Cutoff Date
6.990 - 7.000	1	27,513.00	0.09
7.001 - 7.500	1	42,739.45	0.15
7.501 - 8.000	6	427,574.29	1.47
8.001 - 8.500	12	718,787.72	2.48
8.501 - 9.000	36	2,123,878.51	7.32
9.001 - 9.500	55	2,588,687.13	8.92
9.501 - 10.000	101	4,892,431.69	16.85
10.001 - 10.500	70	3,153,874.22	10.86
10.501 - 11.000	99	4,235,092.14	14.59
11.001 - 11.500	56	2,347,821.86	8.09
11.501 - 12.000	80	3,266,419.49	11.25
12.001 - 12.500	45	1,791,463.23	6.17
12.501 - 13.000	58	2,431,693.60	8.38
13.001 - 13.500	18	673,271.03	2.32
13.501 - 13.990	9	310,457.87	1.07
Total	647	29,031,705.23	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Seasoning (months):	Mortgage Loans	the Cutoff Date	the Cutoff Date
<= 0	284	11,944,411.72	41.14
1 - 6	361	17,029,478.26	58.66
7 - 11	2	57,815.25	0.20
Total	647	29,031,705.23	100.00